Exhibit 10.1

GUARANTY

This Guaranty is entered into as of March 8, 2005 by GRANITE BROADCASTING CORPORATION, a Delaware corporation (“Guarantor”), in favor of and for the benefit of D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., and its successors, in such capacity, as agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions (“Lenders”) party to that certain Credit Agreement dated as of March 8, 2005 by and among Malara Broadcast Group, Inc., a Delaware corporation (“Parent”), Malara Broadcast Group of Duluth LLC, a Delaware limited liability company (“KDLH(TV)”), Malara Broadcast Group of Duluth Licensee LLC, a Delaware limited liability company (the “Duluth Licensee”, and, together with KDLH(TV), the “Duluth Borrowers”), Malara Broadcast Group of Fort Wayne LLC, a Delaware limited liability company (“WPTA(TV)”), Malara Broadcast Group of Fort Wayne Licensee LLC, a Delaware limited liability company (the “Fort Wayne Licensee”, and, together with WPTA(TV), the “Fort Wayne Borrowers”; the Fort Wayne Borrowers and the Duluth Borrowers being each referred to herein as a “Borrower” and collectively as “Borrowers”; Borrowers together with Parent are referred to as “Loan Parties”), Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent, Guarantied Party and Lenders (said Credit Agreement as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) and in favor of and for the benefit of the other Beneficiaries (as defined below).  In accordance with the provisions of the Credit Agreement, it is desired that all obligations of Borrowers with respect to the Revolving Loans and the Tranche B Term Loans under the Credit Agreement and the other Loan Documents be guarantied hereunder.  Lenders holding Revolving Loan Exposure and Lenders holding Tranche B Term Loan Exposure (collectively, “Guarantied Lenders”), together with Guarantied Party are sometimes referred to herein as “Beneficiaries”.

1.                                      Guaranty.

(a)                                  In order to induce Guarantied Lenders to extend credit to Borrowers pursuant to the Credit Agreement, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).  The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of each Borrower of every nature (including, without limitation, both payment and performance obligations), whether contingent, liquidated, fixed or otherwise, matured or unmatured, pre- or post-petition of each Borrower, owed to Administrative Agent, Guarantied Lenders or any of them arising under or in connection with the Revolving Loans and Tranche B Term Loans under the Credit Agreement, this Guaranty and the other Loan Documents, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case or proceeding against any Loan Party in bankruptcy, whether or not allowed or allowable in such case or proceeding), fees, expenses, indemnification or otherwise, including those arising under successive borrowing transactions involving the Revolving Loans and Tranche B Term Loans which shall either continue such obligations of Borrowers or from time to time renew them after they have been satisfied.  For the avoidance of doubt, the term

“Guarantied Obligations” shall in no way be deemed to include any obligations, including fees, expenses, indemnification expenses or otherwise, of any Loan Party arising in connection with the Tranche A Term Loans or any refinancings thereof pursuant to the Credit Agreement.

Guarantor acknowledges that the Guarantied Obligations are being incurred for and will inure to the benefit of Guarantor.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Loan Party (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve any Loan Party of any portion of such Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by any Loan Party, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of any Borrower to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

(b)                                 Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany indebtedness to Borrowers or other affiliates of Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

2.                                      Guaranty Absolute; Continuing Guaranty.  The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that:  (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between any Loan Party and any Beneficiary with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the obligations of each Loan Party under the Loan Documents and the obligations of any other guarantor of obligations of each Loan Party and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against any Loan Party or any of such other guarantors and whether or not any Loan Party is joined in any such action or actions; and (d) Guarantor’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid.  This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.                                      Actions by Beneficiaries.  Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents, at law or in equity.

4.                                      No Discharge.  This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them:  (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which any Loan Party may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

5.                                      Waivers.  Guarantor waives, for the benefit of Beneficiaries:  (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by Guarantor, to (i) proceed against any Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from any Loan Party, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Loan Party including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Loan Party from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s or any other Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any Loan Party and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

6.                                      Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guarantied Obligations (other than Unasserted Obligations) shall have been paid in full and the Commitments shall have terminated, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against any Loan Party or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against any Loan Party,  including but not limited to any right Guarantor now has or may hereafter have against any Loan Party in connection with any draw on the Tranche A Letter of Credit or in connection with the Station Agreements except as permitted under subsection 6.1 of the Credit Agreement, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Loan Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.  Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against any Loan Party or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against any Loan Party, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

Any indebtedness of any Loan Party now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of any Loan Party to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

7.                                      Expenses.  Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Loan Document.

8.                                      Financial Condition of Loan Parties.  No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of any Loan Party or any matter or fact relating to the business, operations or condition of any Loan Party.  Guarantor has adequate means to obtain information from any Loan Party on a continuing basis concerning the financial condition of any Loan Party and its ability to perform its obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of any Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

9.                                      Conditions to Loans under the Credit Agreement.  The obligations of Guarantied Lenders to make any Revolving Loans and the Tranche B Term Loans on the Closing Date pursuant to the Credit Agreement are, in addition to the conditions precedent specified in subsection 9(b), subject to prior or concurrent satisfaction of the following conditions:

(a)                                  Guarantor shall have delivered to Guarantied Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following:

(i)                                     Copies of the Articles, Certificate of Incorporation, partnership agreement or other organizational document of Guarantor, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

(ii)                                  Copies of the Bylaws, if any, of Guarantor, certified by the Secretary or an Assistant Secretary of Guarantor;

(iii)                               Copies of resolutions of the Board of Directors or other authorizing documents of Guarantor, in form and substance satisfactory to the Lender, approving the transactions contemplated by the Loan Documents and the Borrowings hereunder;

(iv)                              An incumbency certificate executed by the Secretary or an Assistant Secretary of Guarantor or equivalent document, certifying the names and signatures of the officers of Guarantor or other Persons authorized to sign the Loan Documents and the Station Agreements to which Guarantor is a party and the other documents to be delivered under the Credit Agreement; and

(v)                                 Executed copies of all Loan Documents and Station Agreements to which Guarantor is a party.

(b)                                 Guarantor shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 10 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Guarantor has performed in all material respects all agreements and satisfied all conditions which this Guaranty provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

(c)                                  Financial Statements.  On or before the Closing Date, Guarantied Lenders shall have received from Guarantor (i) audited financial statements of Guarantor and its Subsidiaries for Fiscal Years 2002 and 2003, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years,  and (ii) unaudited financial statements of Guarantor and its Subsidiaries for Fiscal Year 2004, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, all in reasonable detail and certified by the chief financial officer of Guarantor that they fairly present the financial condition of Guarantor and its Subsidiaries as of the dates indicated.

(d)                                 Opinions of Counsel to Guarantor.  Guarantied Lenders shall have received originally executed copies of one or more favorable written opinions of (i) Akin Gump Strauss Hauer & Feld LLP, counsel for Guarantor, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit 1 annexed hereto and as to such other matters as Administrative Agent action on behalf of Guarantied Lenders may reasonably request (this Guaranty constituting a written request by Guarantor to such counsel to deliver such opinions to Guarantied Lenders), and (ii) Richards, Layton & Finger, P.A. special Delaware counsel to Guarantor, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date.

(e)                                  Compliance with Existing Granite Indebtedness.  Administrative Agent shall have received an Officer’s Certificate of Guarantor, in form and in substance satisfactory to Administrative Agent, stating that, after giving effect to the transactions contemplated by the Loan Documents, the Acquisition Agreements and the Station Agreements, (i) all principal of and interest on the Tranche A Term Loans constitute “Permitted Indebtedness” under clause (15) of the definition thereof contained in the Indenture, (ii) all Obligations other than principal of and interest on the Tranche A Term Loans constitute “Permitted Indebtedness” under clause (4) of the definition thereof contained in the Indenture, and (iii) the Liens under the Collateral Documents constitute “Permitted Liens” under clauses (16) and (17), respectively of the definition of such term contained in the Indenture.

(f)                                    Solvency Assurances.  On the Closing Date, Administrative Agent and Guarantied Lenders shall have received an Officer’s Certificate of Guarantor dated the Closing Date, substantially in the form of Exhibit 2 annexed hereto with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Guarantor and each of its Subsidiaries on a consolidated basis will be Solvent.

(g)                                 Officer’s Certificate.  Administrative Agent shall have received an Officer’s Certificate from Guarantor to the effect that (a) the representations and warranties of Guarantor, if any, in the Acquisition Agreements to which it is party are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (b) the Acquisition Agreements to which it is party are in full force and effect and no provision thereof has been modified or waived in any respect without the consent of Administrative Agent and (c) Guarantor has complied with all agreements and conditions contained in the Acquisition Agreements to which it is party and any agreements or documents referred to therein required to be performed or complied with by it on or before the Closing Date, and Guarantor is not in default in its performance or compliance with any of the terms or provisions thereof.

10.                               Representations and Warranties.  Guarantor, for the benefit of Beneficiaries, represents and warrants as follows:

(a)                                  Organization.  Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite corporate power and authority to own and operate its properties and to carry out its business.  Guarantor is also duly qualified and in good standing in all applicable jurisdictions to carry on its business, except where failure to so qualify would not have a Material Adverse Effect.

(b)                                 Authorization.  The execution, delivery and performance by Guarantor of this Guaranty, the Tranche A Letter of Credit, the Loan Documents and the Station Agreements to which it is a party are within Guarantor’s corporate powers and have been duly authorized by all necessary corporate action.

(c)                                  No Conflict.  The execution, delivery and performance by Guarantor of this Guaranty, the Tranche A Letter of Credit, the Loan Documents and the Station Agreements to which it is a party do not (i) violate Guarantor’s charter, by-laws or other organizational document or (ii) violate any law or regulation (including Regulations T, U and X) applicable to Guarantor or any order, judgment or decree of any court or governmental agency body binding on Guarantor, or (iii) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract binding on Guarantor.

(d)                                 Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty, the Tranche A Letter of Credit, the Loan Documents and the Station Agreements to which it is a party, except for such as has been obtained.

(e)                                  Validity.  This Guaranty, the Loan Documents and the Station Agreements to which Guarantor is a party are the binding obligations of Guarantor, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

(f)                                    Financial Condition.  The balance sheets of Guarantor and its consolidated Subsidiaries as at December 31, 2004 and the related statements of income and retained earnings of the Guarantor and its consolidated Subsidiaries for the fiscal year and fiscal quarters then ended, copies of which have been furnished to each Lender, fairly present the financial condition of Guarantor and its consolidated Subsidiaries as at such dates and the results of the operations of Guarantor and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP.  Since December 31, 2004, no event or change has occurred that has caused or evidences, either in any case or the aggregate, (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) of Guarantor and its Subsidiaries taken as a whole or (ii) the impairment of the ability of Guarantor to perform or Beneficiaries to enforce Guarantor’s obligations under the Guaranty, Loan Documents, the Station Agreements and the Tranche A Letter of Credit (each, a “Material Adverse Effect”).

(g)                                 Litigation.  There is no pending or threatened action or proceeding affecting Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to result in a Material Adverse Effect.

(h)                                 Employee Benefit Plans.  Guarantor and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.  No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

(i)                                     Disclosure.  No representation or warranty of Guarantor or its Subsidiaries contained in the Confidential Information Memorandum or other document, certificate or written statement furnished to Guarantied Lenders, or in any Loan Document or Related Agreement, taken as a whole, in each case, by or on behalf of Guarantor or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains (as of the date on which such statement is made or is required to be true under subsection 9(b) hereof or any other provision of the Loan Documents) any untrue statement of a material fact or omits to state a material fact (known to Guarantor or any of its Subsidiaries, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Guarantor and its Subsidiaries to be reasonable at the time made, it being recognized by Guarantied Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to Guarantor and its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Guarantied Lenders for use in connection with the transactions contemplated hereby.

(j)                                     Environmental Matters.  Guarantor conducts in the ordinary course of business a review of the effect on its business, operations and properties of Environmental Laws and all claims, however asserted, alleging potential liability or responsibility for violation of any Environmental Law or release or injury to the environment.  As a result thereof, Guarantor has reasonably concluded that no event or condition has occurred or is occurring with respect to

Guarantor or any of its Subsidiaries relating to any Environmental Law, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

(k)                                  Title to Properties; Liens.  Guarantor and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), to all of their respective properties and assets reflected in the financial statements referred to in subsection 9(f) or in the most recent financial statements delivered pursuant to subsection 10(a), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business.

(l)                                     Payment of Taxes.  All tax returns and reports of Guarantor and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Guarantor and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.  Guarantor knows of no proposed tax assessment against Guarantor or any of its Subsidiaries that is not being actively contested by Guarantor or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

(m)                               Governmental Regulation.  Neither Guarantor nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of Guarantor’s obligations hereunder unenforceable.

(n)                                 Licenses, Permits, etc.  (a) Guarantor and its Subsidiaries own or possess all material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, necessary for the operation of their businesses, without known conflict with the rights of others; (b) to the best knowledge of Guarantor, no product of Guarantor or its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (c) to the best knowledge of Guarantor, there is no material violation by any Person of any right of Guarantor or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Guarantor or any of its Subsidiaries.

(o)                                 Performance of Agreements.  Neither Guarantor nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, including without limitation, the Indenture, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

(p)                                 Effect of Loan Documents on Existing Guarantor Indebtedness.  The execution and delivery of the Loan Documents do not, and the performance by Guarantor and each other Loan Party of its obligations thereunder will not violate, breach, or result in a default under, any existing obligation of or restriction on any of the Loan Parties or Guarantor under any Contractual Obligation of Guarantor, including but not limited to the Indenture.  Without limiting the generality of the foregoing, after giving effect to the transactions contemplated by the Loan Documents, the Acquisition Agreements and the Station Agreements, (a) all principal of and interest on the Tranche A Term Loans constitute “Permitted Indebtedness” under clause (15) of the definition thereof contained in the Indenture, (b) all Obligations other than principal of and interest on the Tranche A Term Loans constitute “Permitted Indebtedness” under clause (4) of the definition thereof contained in the Indenture, and (c) the Liens under the Collateral Documents constitute “Permitted Liens” under clauses (16) and (17), respectively of the definition of such term contained in the Indenture.

11.                               Affirmative Covenants. Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid or any Guarantied Lender shall have any Commitment, Guarantor will, unless Guarantied Lenders holding more than 50% of the Revolving Loan Exposure and the Tranche B Term Loan Exposure shall otherwise consent in writing:

(a)                                  Financial Information.  Furnish to Guarantied Party:

(i)                                     as soon as available, but in any event within fifteen days of the Closing Date, unaudited financial statements of Guarantor and its Subsidiaries as at January 31, 2005, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the one-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Guarantor that they fairly present the financial condition of Guarantor and its Subsidiaries as of the dates indicated.

(ii)                                  as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income and retained earnings (or comparable statement) employed in the business and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by a report and opinion thereon of independent certified public accountants acceptable to Guarantied Party;

(iii)                               as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Guarantor, the Guarantor’s unaudited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Guarantor as being fairly stated in all material respects subject to year end adjustments; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to Guarantied Party and in accordance with GAAP;

(iv)                              together with each delivery of financial statements of Guarantor and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, an officers’ certificate stating that the signers have reviewed the terms of the Indenture, the Loan Documents and the Station Agreements to which Guarantor is a party, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Guarantor and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officers’ certificate, of any condition or event which constitutes an event of default under the Indenture, the Loan Documents or the Station Documents to which it is a party, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Guarantor has taken, is taking and proposes to take with respect thereto.

(b)                                 Notices and Information.  Deliver to Guarantied Party:

(i)                                     promptly upon any officer of the Guarantor obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default under the Indenture, the Loan Documents and the Station Agreements to which Guarantor is a party (b) that any Person has given any notice to the Guarantor, any of its Subsidiaries or any Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2 of the Credit Agreement, (c) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Guarantor, any of its Subsidiaries or any Loan Party equal to or greater than $100,000 or any adverse determination in any litigation involving a potential liability of the Guarantor, any of its Subsidiaries or any Loan Party equal to or greater than $100,000, in each case not covered by insurance, or (d) of a condition or events that could reasonably be expected to cause a Material Adverse Effect, an officers’ certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Guarantor has taken, is taking and proposes to take with respect thereto;

(ii)                                  promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) ERISA Event, or (b) “prohibited transaction,” as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA,

in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Guarantor has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

(iii)                               with reasonable promptness copies of (a) all notices received by the Guarantor or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Guarantor or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by the Guarantor or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(iv)                              promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Guarantor or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by product thereof, or concerning the filing of a lien upon, against or in connection with the Guarantor, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to § 9507 of the Internal Revenue Code;

(v)                                 promptly after the delivery to or by Guarantor or any of its Subsidiaries thereof, copies of all notices and reports delivered in connection with the Indenture or any material Indebtedness of Guarantor or any of its Subsidiaries;

(vi)                              promptly, and in any event within twenty (20) days after the end of each calendar month, a report setting forth calculations in reasonable detail of the Granite Actual Incremental Expenses (as defined in the Credit Agreement) for such month; and

(vii)                           promptly, and in any event within ten (10) days after request, such other information and data with respect to the Guarantor as from time to time may be reasonably requested by Guarantied Party.

(c)                                  Corporate Existence, Etc.  At all times preserve and keep in full force and effect Guarantor’s corporate existence, rights, franchises and licenses material to its business.

(d)                                 Payment of Taxes and Claims.  Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(e)                                  Maintenance of Properties; Insurance.  Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Guarantor and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.  Guarantor will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

(f)                                    Inspection.  Permit any authorized representatives designated by the Guarantied Party to visit and inspect any of the properties of Guarantor or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours no more frequently than once in each twelve-month period or at any time following the occurrence and during the continuation of an Event of Default under the Credit Agreement.

(g)                                 Compliance with Laws, Etc.  Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which counsel reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(h)                                 Compliance with Indenture.   Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements of the Indenture and any documents relating thereto or delivered in connection therewith.

(i)                                     Solvency.  Ensure that Guarantor and each of its Subsidiaries after giving effect to the transactions contemplated by the Loan Documents at all times will be, on a consolidated basis, Solvent.

12.                               Negative Covenants.

(a)                                  Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid or any Guarantied Lender shall have any Commitment, Guarantor will not, unless Guarantied Lenders holding more than 50% of the Revolving Loan Exposure and Tranche B Term Loan Exposure shall otherwise consent in writing:

(i)                                     Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness of any Person other than Liens permitted under the Indenture, or if the Indenture is no longer effective, the Indenture as last in effect.

(ii)                                  Indebtedness.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness, other than Indebtedness pursuant to the Indenture, or if the Indenture is no longer effective, the Indenture as last in effect.

(iii)                               Loans, Investments, Contingent Liabilities.  Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, except that, to the extent permitted by the Indenture, or if the Indenture is no longer effective, the Indenture as last in effect.

(iv)                              Transactions with Shareholders and Affiliates.  Enter into or permit to exist, or permit any of its Subsidiaries to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Guarantor on terms that are less favorable to Guarantor or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate; provided that the foregoing restriction shall not apply to any transaction between Guarantor and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or any transaction permitted under the Indenture, or if the Indenture is no longer effective, the Indenture as last in effect.

(b)                                 Station Agreements.                                Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid or any Guarantied Lender shall have any Commitment, Guarantor will not, without the written consent of Secured Party, consent to the establishment of reserves by any Borrower as provided in the Station Agreements.

13.                               Set Off.  In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

14.                               Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

15.                               Miscellaneous.  It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or any Loan Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or any agreement between Guarantor and one or more Beneficiaries or between any Loan Party and one or more Beneficiaries.  Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.  Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against Guarantor in the courts of any other jurisdiction.

GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

16.                               Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

17.                               Guarantied Party as Agent.

(a)                                  Guarantied Party has been appointed to act as Guarantied Party hereunder by Guarantied Lenders.  Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

(b)                                 Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement.  Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor

Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty.  Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty.  After any retiring or removed Guarantied Party’s resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

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IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 14, Guarantied Party have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANITE BROADCASTING CORPORATION, as Guarantor

By:
Title:

Address:

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
as Guarantied Party

By:
Title:

Address:
D.B. Zwirn Special Opportunities Fund, L.P.
c/o D.B. Zwirn & Co., L.P.
745 5th Avenue
18th Floor
New York, NY 101051

S-1

[FORM OF] Exhibit 1 to Granite Guaranty

OPINION OF COUNSEL TO GRANITE

Please see attached.

F-1-1